SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)                July 2,2002

Systemax Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-13792 (Commission File number)	11-3262067 (I.R.S. Employer Identification No.)

22 Harbor Park Drive, Port Washington, New York 11050
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (516) 608-7000

Item 9.      Regulation FD Disclosure

           On July 2, 2002 Systemax Inc. issued a press release announcing a pre-tax charge of approximately $13.5 million for the quarter ended June 30, 2002 in connection with a cost reduction initiative and the Company’s decision to discontinue the development of a computer software system. A copy of the release is filed as Exhibit 99.1 annexed hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 2, 2002	Systemax, Inc. By: /s/ Steven M. Goldschien Steven M. Goldschein Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number 99.1	Description Of Exhibit Press release of Systemax, Inc. dated July 2, 2002.	Page